UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — October 31, 2013

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 7.01
Regulation FD Disclosure.

In connection with the efforts of Jefferson County, Alabama to receive a discharge from the bankruptcy court in its Chapter 9 bankruptcy case, Assured Guaranty Municipal Corp. (“AGM”), a subsidiary of Assured Guaranty Ltd., has agreed to amend the plan support agreement that AGM, Jefferson County, and other financial guaranty insurers had entered into in June 2013. Under the amended agreement, AGM has agreed to insure senior warrants to be issued by Jefferson County in an aggregate principal amount (or initial amount, in the case of non-interest bearing warrants) not to exceed $500 million. Assured Guaranty Ltd. (“Assured Guaranty”) expects that if Jefferson County’s Chapter 9 plan of adjustment, including the amended plan support agreement, is approved by the U.S. Bankruptcy Court for the Northern District of Alabama and implemented, its losses on its insured exposure to Jefferson County will continue to be within its reserves for such exposure as of June 30, 2013.
A press release that Assured Guaranty Ltd. issued on October 31, 2013 is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made herein reflect the current views of Assured Guaranty with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include Jefferson County’s Chapter 9 plan of adjustment not receiving the approval of the U.S. Bankruptcy Court for the Northern District of Alabama or not being able to be implemented.  No undue reliance should be placed on these forward-looking statements, which are made as of October 31, 2013. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits
Exhibit Number	Description
99.1	Press Release dated October 31, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:    /s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: November 1, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 31, 2013

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